                                                                    Exhibit 3.33

                                    INDENTURE
                                    ---------

                                  ESTABLISHING
                                  ------------

                        THE AUSTRALIAN HELICOPTERS TRUST
                        --------------------------------

                    BETWEEN
                    -------

                    BRUCE GEORGE WALES
                    ------------------

                                     Founder


                    AND
                    ---


                    LLOYD HELICOPTERS INTERNATIONAL PTY. LTD.
                    -----------------------------------------
                    A.C.N. 008 204 982

                                     Trustee


                         DATED THE 6TH DAY OF APRIL 1993
                         -------------------------------


                                    THOMSONS
                             Barrister & Solicitors

                                                I certify that this photocopied
                                             document is a true and correct copy
                                                       of the original
                                                   --------------------------

                                    I N D E X

                              UNIT TRUST INDENTURE

-----------------------------------------------------------------------------
  CLAUSE                                      MATTER
-----------------------------------------------------------------------------
    1.                 Name of Trust

    2.                 Interpretation

                2.1    Terms and Expressions
                2.2    General Principles of Construction
                2.3    Severance and Reading Down

    3.                 Constitution of Trust Fund

    4.                 Units

    5.                 Initial Units

    6.                 Additional Units

    7.                 Calls on Units

    8.                 Lien

    9.                 Forfeiture of Units

   10.                 Register of Unit Holders

   11.                 Unit Certificates

   12.                 Variation of Units

   13.                 Transfer of Units

   14.                 Transmission of Units

   15.                 Redemption of Units

   16.                 Surrender of Units

   17.                 Annual Distribution of Income

               17.1    Gross Income
               17.2    Source and Character of Income
               17.3    Net Income
               17.4    Distribution

-----------------------------------------------------------------------------
  CLAUSE                                      MATTER
-----------------------------------------------------------------------------
               17.5    Joint Holders

   18.                 Interim Distributions of Income

   19.                 Accumulation of Income

   20.                 Infant Unit Holder's Income

   21.                 Separate Trusts

   22.                 Winding Up

               22.1    Vesting Day
               22.2    No Dealings with Units
               22.3    Procedure and Powers
               22.4    Discharge

   23.                 Early Distribution of Capital

               23.1    Early Vesting Day
               23.2    Appoint Property
               23.3    Advancement

   24.                 Benefits Additional to Other Benefits

   25.                 Powers of the Trustee

               25.1    Investment
               25.2    Vary Investments
               25.3    Business
               25.4    Partnership
               25.5    Deal with Property
               25.6    Securities
               25.7    Intellectual Property
               25.8    Dwelling House
               25.9    Custody of Property
               25.10   Bank Accounts
               25.11   Borrowing
               25.12   Guarantees and Indemnities
               25.13   Lending
               25.14   Agents
               25.15   Attorneys
               25.16   Feasibility Studies
               25.17   Advertising
               25.18   Insurance
               25.19   Receipts

-----------------------------------------------------------------------------
  CLAUSE                                      MATTER
-----------------------------------------------------------------------------
               25.20   Benefit Employees
               25.21   Business Associations
               25.22   Promote New Laws
               25.23   Agreements
               25.24   Legal Advice
               25.25   Deposit Documents
               25.26   Nominees
               25.27   Government Concessions
               25.28   Licences
               25.29   Additions to the Trust Fund
               25.30   Sinking Fund
               25.31   Valuations
               25.32   Appropriations
               25.33   Characterize Income and Capital
               25.34   Disputes
               25.35   Debts
               25.36   Expenses
               25.37   Foreign Trustees
               25.38   Sale and Conversion

   26.                 Trustee Interested in Dealings

   27.                 Powers Independent

   28.                 Exercise of Powers

   29.                 Validity of Dealings and Securities

   30.                 Accounting Records

   31.                 Auditor

   32.                 Trustee's Remuneration

   33.                 Indemnity

   34.                 Trustee Not Liable For Loss

   35.                 No Agency

   36.                 Appointment and Removal of Trustees

   37.                 Consent and Direction of Unit Holders

   38.                 Meetings of Unit Holders

-----------------------------------------------------------------------------
  CLAUSE                                      MATTER
-----------------------------------------------------------------------------
   39.                 Notices

   40.                 Access to Trust Papers

   41.                 Unit Holders of Minority Age

   42.                 Failure of Trust

   43.                 Exclusion of Founder

   44.                 Variation of Trust Indenture

   45.                 Proper Law

   46.                 Parties

THIS INDENTURE is made this 6th day of April 1993

BETWEEN:

BRUCE GEORGE WALES of Martins Road Oakbank in the State of South Australia 5243 Chartered Accountant (hereinafter with his heirs executors administrators and assigns called "the Founder") of the one part

AND

LLOYDS HELICOPTERS INTERNATIONAL PTY. LTD. A.C.N. 008 204 982 whose registered office is situated at 45 Greenhill Road Wayville in the said State 5034 (hereinafter with its successors and assigns called "the Trustee") of the other part;

WHEREAS:

A. The Founder desires to establish a Trust of the Initial Sum hereinafter described and all accretions and additions thereto and over the property and moneys hereinafter referred to as the Trust Fund.

B. The Founder has transferred or is about to transfer to the Trustee the sum of One Hundred Dollars ($100.00) (hereinafter called "the Initial Sum") to be held by the Trustee upon the trusts and subject to the conditions and provisions hereinafter appearing.

C.       The Trustee has consented to act as Trustee of the said Trust Fund.

D. The Founder desires that not only the Founder and the Trustee but also the Unit Holders and subsequent Unit Holders shall be bound hereby and shall be entitled to the benefits and subject to the provisions hereinafter contained.

NOW THIS INDENTURE WITNESSES as follows:

1.       Name of Trust

         The Trust hereby established shall be known as "THE AUSTRALIAN HELICOPTERS TRUST".

2.       Interpretation

         2.1      Terms and Expressions

                In the interpretation of this Indenture unless the contrary intention appears or the context otherwise requires the following expressions shall have the following meanings:

                2.1.1 "Certificate" means a certificate issued or to be issued under the provisions of this Indenture in respect of Units;

                2.1.2 "child" and "children" include any adopted child or children;

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                                       -2-

                2.1.3 "corporation" means a body corporate wheresoever and whenever incorporated;

                2.1.4 "fair value" in relation to a Unit in the Trust Fund means the value of that Unit calculated by dividing the total value of the assets of the Trust Fund less the total liabilities of the Trust Fund by the number of Units issued in the Trust Fund;

                2.1.5 "Family Trust" means a trust created wholly or principally for the benefit of a Unit Holder or specified relatives of such Unit Holder;

                2.1.6 "financial year" means each period of twelve calendar months ending on the 30th day of June in each year or the period from establishment of this Trust until the 30th day of June next following or the period commencing on the 1st day of July immediately prior to the Vesting Day and ending on the Vesting Day;

                2.1.7 "Holder" in relation to a Unit means the person who for the time being is recorded or deemed to be recorded in the Register as the Holder of the Unit and includes persons jointly so recorded;

                2.1.8 "net income" means the net income of the Trust as defined in Section 95(1) of the Income Tax Assessment Act 1936 or such other sum as the Trustee may in its absolute discretion determine from time to time to constitute the net income of the Trust;

                2.1.9    "pay" includes transfer assign and convey;

                2.1.10 "Register" means the Register of Unit Holders established and maintained under this Indenture and includes every Register (if any) in respect of any State or Territory of the Commonwealth of Australia;

                2.1.11 "set aside" in relation to a Unit Holder includes placing sums to the credit of such Unit Holder in the books of the Trust Fund;

                2.1.12 "specified relative" in relation to a Unit Holder means:

                         (i)    The spouse of such Unit Holder;

                         (ii) A child grandchild or remoter descendant of such Unit Holder or of the spouse of such Unit Holder;

                         (iii) The spouse of a child grandchild or remoter descendant of such Unit Holder or of the spouse of such Unit Holder;

                         (iv) A brother or sister or half-brother or half-sister or step-brother or step-sister of such Unit Holder;

                         (v) A parent or grandparent or step-parent or step-grandparent of such Unit Holder;

                         AND shall include persons who now or subsequent to the date of this Indenture come within such descriptions respectively notwithstanding that such persons may not now be so qualified at the date of this Indenture but shall in all cases exclude the Founder;

                2.1.13   "spouse" in relation to a Unit Holder means:

                         (i) The wife or husband (as the case may be) for the time being of such Unit Holder;

                         (ii) A putative spouse of such Unit Holder as defined in Part III of the Family Relationships Act 1975;

                         (iii) The previous wife or husband (as the case may be) of such Unit Holder;

                         (iv) A person whom the Trustee may determine from time to time to be a de facto wife or husband (as the case may be) of such Unit Holder;

                         (v) The widow or widower (as the case may be) of such deceased Unit Holder whether such person has remarried or not;

                         (vi) A person whom the Trustee may determine after the death of such Unit Holder to have been a de facto or putative wife or husband (as the case may be) of such Unit Holder during the life of such Unit Holder;

                2.1.14 "this Indenture" means this Trust Indenture as amended from time to time and a reference to a provision of this Indenture shall be construed as a reference to the provision as amended from time to time;

                2.1.15   "transfer" includes assign convey or otherwise assure;

                2.1.16   "Trust" means the Trusts established by this Indenture;

                2.1.17 "Trustee" means the person or persons herein so described and any trustee for the time being hereof whether original additional or substituted;

                2.1.18   "Trust Fund" means:

                         (i)    The Initial Sum;

                         (ii)   Any moneys and other property paid or
                                transferred from time to time by the Founder or any other person to the Trustee and accepted by the Trustee as additions to the Trust Fund;

                         (iii) The accumulations of income herein directed or empowered to be made;

                         (iv) Moneys lent or advanced to the Trustee in its capacity as trustee hereof;

                         (v) All accretions to the Trust Fund and the investments and property from time to time representing the Initial Sum additions to the Trust Fund accumulations and accretions and moneys lent or advanced to the Trustee in its capacity as trustee hereof or any part or parts thereof respectively;

                         (vi) All income profits and gains and proceeds of the sale redemption or repayment of any of the investments and profits for the time being in the hands of the Trustee.

                2.1.19 "Unit" means an undivided part of the Trust Fund created and issued under this Indenture;

                2.1.20 "Unit Holder" means a person who is at the time the Holder of a Unit and includes the joint Holders of a Unit.

                2.1.21   "Vesting Day" means the earliest of the following days:

                         (i)    The 30th day of June 2060;

                         (ii) The date of the twenty first anniversary of the death of the last survivor of the lineal descendants living on 29th November 1989 of his late Majesty King George VI;

                         (iii) Such earlier date as the Trustee of a certain Indenture made the 29th day of November 1989 between Graham Reginald Sewell as Founder and LLoyd Helicopters Pty, Ltd. as Trustee establishing Trusts to be known as "Lloyd Helicopters Trust" may hereafter appoint to be the Vesting Day of that Trust provided however that such appointment shall be made on or before the day of April 1993; or

                         (iv) Such earlier day as the Trustee may by Deed determine to be the Vesting Day.

         2.2    General Principles of Construction

                Unless the contrary intention appears:

                2.2.1 The index and headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Indenture;

                2.2.2 References to any statutory enactment shall mean and be construed as references to the said enactment as amended consolidated and re-enacted from time to time and any legislation substantially in substitution therefor;

                2.2.3 Any expression contained herein which denotes a relationship of consanguinity or affinity shall be construed in accordance with Section 6(1) of the Family Relationships Act 1975;

                2.2.4 Words importing the singular shall embrace the plural and vice versa and words importing one gender shall include all other genders;

                2.2.5    Words importing persons shall include corporations;

                2.2.6 General words following or preceding specific words shall not be limited to things ejusdem generis with the specific things enumerated;

                2.2.7 Where a word or phrase is given a particular meaning other grammatical forms of that word or phrase have corresponding meanings.

         2.3    Severance and Reading Down

                Unless the contrary intention appears:

                2.3.1 If any provision of this Indenture or any part thereof shall be void or otherwise unenforceable for any reason whatsoever then such provision or part thereof shall be valid binding and enforceable to the full extent permitted by law and shall be read down or severed accordingly;

                2.3.2 Each and every provision of this Indenture and each and every part thereof shall unless the context otherwise necessarily requires be read and construed as a separate and severable provision and as separate and severable parts thereof so that if any provision or part thereof shall be void or otherwise unenforceable for any reason whatsoever then such provision or part thereof as the case may be shall not only be severed but the remainder shall be read and construed as if the severed provision or part thereof aforesaid had not been contained herein notwithstanding any consequential alteration to the meaning or construction of that provision or these presents that may result from the severance.

3.       Constitution of Trust Fund

         The Founder and the Trustee hereby declare that the Trustee shall henceforth stand possessed of the Trust Fund UPON TRUST for the Unit Holders and with the powers and subject to the provisions herein.

4.       Units

         4.1 The whole of the beneficial interest in the Trust Fund shall be divided into Units.

         4.2    A Unit shall entitle the Holder thereof:

                4.2.1 Equally with the Holders of all other Units to an undivided beneficial interest in the whole of the Trust Fund;

                4.2.2 To be registered in the Register as the Holder of the Unit as provided in Clause 10;

                4.2.3 To be issued a Certificate in respect of such Unit as provided in Clause 11;

                4.2.4    To transfer such Unit as provided in Clause 13;

                4.2.5    To redeem such Unit as provided in Clause 15;

                4.2.6    To surrender such Unit as provided in Clause 16;

                4.2.7 To receive and be paid a share of the net income of the Trust Fund as provided in Clause 17;

                4.2.8 To receive and be paid a share of the surplus net assets of the Trust Fund upon winding up as provided in Clause 22;

                4.2.9 To receive a copy of the accounts of the Trust Fund as provided in Clause 30;

                4.2.10 To join with the Holders of all other Units to appoint and remove Trustees as provided in Clause 36;

                4.2.11 To receive notices of meetings of Unit Holders and to attend and to speak at such meetings in person or by proxy or representative as provided in Clause 38;

                4.2.12 To receive circulars for resolutions of Unit Holders as provided in Clause 38.23;

                4.2.13 To inspect and obtain copies of this Indenture and of the other records documents and papers of the Trust Fund as provided in Clause 40; and

                4.2.14 To the benefit of the covenants of the Trustee as provided in this Indenture;

                PROVIDED ALWAYS THAT no Unit Holder shall be entitled to require the transfer to him of any of the property comprised in the Trust Fund nor be entitled to interfere with or question the exercise or non-exercise by the Trustee of any of the powers authorities or discretions conferred upon the Trustee by this Indenture or in respect of such property.

         4.3 A Unit shall be held by the Holder thereof subject to the provisions of this Indenture.

         4.4 Unit Holders shall hold their interests in the Trust Fund as tenants in common.

         4.5 Except as required by law no person shall be recognized by the Trustee as holding a Unit upon any trust or equity and the Trustee shall not be bound by or be compelled in any way to recognize (even when having actual notice thereof) any equitable contingent future or partial interest in a Unit or any other rights in respect of a Unit except an absolute right of ownership in the Holder thereof PROVIDED ALWAYS the Trustee may in its absolute discretion recognize a certain trust or equity of a Unit and a certain beneficiary thereof whereupon such beneficiary shall be deemed to be recorded in the Register in the manner herein provided as the Holder of such Unit.

5.       Initial Units

         The first Unit Holders shall be the persons named and described below and who shall be entitled to and be issued the number and class of Units opposite their respective names:

         Name                     Address & Occupation                Units
         ----                     --------------------                -----
         LLOYD BASS STRAIT        45 Greenhill Road            One Hundred and Ninety Nine
         HELICOPTERS PTY. LTD.    Wayville 5034           Thousand Nine Hundred and Ninety
         A.C.N. 007 975 304                                   Six (199,996) Ordinary Units

         LLOYD HELICOPTERS        45 Greenhill Road                 One (1) Ordinary Units
         PTY. LTD.                Wayville 5034
         A.C.N. 007 916 912

         In its capacity as Trustee of a certain Deed of Trust dated the 29th day of November 1989 known as the LLoyd Helicopter Trust

         LLOYD HELICOPTERS        45 Greenhill Road                 One (1) Ordinary Units
         PTY. LTD.                Wayville 5034
         A.C.N. 007 916 912

         GUY ANTHONY LLOYD        76 Northgate Street                One (1) Ordinary Unit
                                  Unley Park 5061
                                  Company Director

         ADELE LLOYD              76 Northgate Street                One (1) Ordinary Unit
                                  Unley Park 5061
                                  Company Director

         AND such persons shall be deemed to be recorded in the Register in the manner herein provided as the Holders of such Units respectively.

6.       Additional Units

         Where at any time:

         6.1 The Unit Holders agree to pay or to transfer in proportion to the number of Units already held by them any sum of money or any rights property or things to the Trustee as an addition to the Trust Fund and each of those persons:

                6.1.1 Tenders to the Trustee an application in writing for additional Units signed by or on behalf of that person stating that the person agrees to accept additional Units to be issued pursuant and subject to the provisions of this Indenture and authorizes the Trustee to enter in the Register the person's name and the other particulars required hereunder;

                6.1.2 Pays his proportion of the sum of money to the Trustee or executes and delivers a transfer in favour of the Trustee of his proportion of the rights property or things; and

                6.1.3 The Trustee determines to accept that sum of money or those rights property or things as an addition to the Trust Fund;

                additional Units shall be created on the basis of one additional Unit for such amount of money or value of the rights property or things transferred to the Trustee as the Trustee and the Unit Holders shall agree (or in default of agreement for each $1.00 or such money or value of property) and shall be issued to those persons in proportion to the number of Units already held by them.

         6.2 For the purposes of Clause 6.1 the value of any rights property or things to be acquired by the Trustee as an addition to the Trust Fund shall be as agreed by the Trustee and the Unit Holders.

         6.3 Save where Clause 6.1 applies or the Unit Holders otherwise consent where at any time any person (including a Unit Holder):

                6.3.1 Tenders to the Trustee an application in writing for additional Units signed by or on behalf of that person stating that the person agrees to accept the additional Units to be issued pursuant and subject to the provisions of this Indenture and to be bound thereby and authorizes the Trustee to enter in the Register the person's name and the other particulars required hereunder;

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                                       -9-

                6.3.2 Pays a sum of money to the Trustee or executes and delivers a transfer in favour of the Trustee of rights property or things;

                6.3.3 The Trustee determines to accept that sum of money or those rights property or things as an addition to the Trust Fund; and

                6.3.4 The Unit Holders consent to the creation and issue of additional Units under this sub-clause;

                additional Units shall be created on the basis of one additional Unit for each such amount as is agreed, including at a premium or a discount, or in default of agreement at the prescribed amount in consideration of the sum of money or of the value of the rights property or things paid or transferred to the Trustee and shall be issued to that person.

         6.4    For the purposes of Clause 6.3:

                6.4.1 The prescribed amount shall be the quotient given by dividing:

                            The net value of the Trust Fund immediately before the creation of the additional Units under Clause 6.3; by

                            The number of Units in existence at that time;

                6.4.2 The net value of the Trust Fund at any time and of any rights property and things to be accepted by the Trustee as an addition to the Trust Fund shall be as agreed by the Trustee the Unit Holders and the person from whom the Trustee determines to accept the rights property or things as an addition to the Trust Fund.

         6.5    The Trustee may capitalize:

                6.5.1 Any accretions in value arising from revaluation of the property or things comprised in the Trust Fund;

                6.5.2 Any profits arising from the sale of any property or things on capital account comprised in the Trust Fund;

                6.5.3 Accumulations of income herein directed or empowered to be made; and/or

                6.5.4    Any other accretions to the capital of the Trust Fund;

                and such capital funds may be distributed amongst the Unit Holders in proportion to the number of Units held by each Unit Holder respectively by issuing Bonus Units provided always that no fractional Unit Certificate shall be issued.

7.       Calls on Units

         7.1 The Trustee with the consent of the Unit Holders may from time to time make calls upon the Unit Holders of an amount of capital to be contributed by the Unit Holders in respect of their Units and each Unit Holder shall pay to the Trustee at the time or times and place specified the amount called on that Unit Holder's Units. A call may be revoked or postponed as the Trustee may determine.

         7.2 A call shall be deemed to have been made at the time when the resolution of the Trustee authorizing the call is passed and may be required to be paid by instalments.

         7.3 The joint holders of a Unit shall be jointly and severally liable to pay all calls in respect thereof.

         7.4 If a sum called in respect of a Unit is not paid on or before the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding fifteen per cent (15%) per annum as the Trustee may determine provided that the Trustee shall be at liberty to waive payment of that interest wholly or in part.

8.       Lien

         The Trustee shall have a first and paramount lien on every Unit for all money (whether presently payable or not) called or payable at a fixed time in respect of that Unit and the Trustee shall also have a first and paramount lien on all Units registered in the name of a single person for all moneys presently payable by him or his estate to the Trustee but the Trustee may at any time declare any Units to be wholly or in part exempt from the provisions of this Clause. The Trustee's lien on a Unit shall extend to all distributions whether of income or capital payable in respect of the Unit.

9.       Forfeiture of Units

         9.1 If a Unit Holder fails to pay any call or instalment of a call on the day appointed for payment thereof the Trustee may at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on that Unit Holder requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

         9.2 The notice shall specify a further day (not earlier than the expiration of fourteen (14) days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of a non-payment at or before the time appointed the Unit in respect of which the call was made will be liable to be forfeited.

         9.3 If the requirements of any such notice as aforesaid are not complied with any Unit in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Trustee to that effect. Such forfeiture shall include all distributions payable in respect of the forfeited Unit and not actually paid before the forfeiture.

         9.4 A forfeited Unit may be sold or otherwise disposed of on such terms and in such manner as the Trustee thinks fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Trustee thinks fit.

         9.5 A person whose Unit has been forfeited shall cease to be a Unit Holder in respect of the forfeited Unit but shall notwithstanding remain liable to pay to the Trustee all money which at the date of forfeiture was payable by him to the Trustee in respect of the Unit (together with interest at the rate of fifteen per centum (15%) per annum from the date of forfeiture on the money for the time being unpaid if the Trustee thinks fit to enforce payment of such interest) but his liability shall cease if and when the Trustee receives payment in full of all such money in respect of the Unit.

         9.6 A statutory declaration in writing that the declarant is the Trustee or where the Trustee is a corporation is a Director or the Secretary of the Trustee and that a Unit in the Trust has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Unit.

         9.7 The Trustee may receive the consideration (if any) given for a forfeited Unit on any sale or disposition thereof and the Trustee may authorize a person to execute a transfer of the Unit in favour of the person to whom the Unit is sold or disposed of and he shall thereupon be registered as the holder of the Unit and shall not be bound to see to the application of the consideration (if any) nor shall his title to the Unit be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture sale or disposition of the Unit. The proceeds of any sale or disposition of a forfeited Unit shall be applied firstly in satisfaction of all expenses of and incidental to the sale or disposition and secondly in satisfaction of all money at that time payable in respect of the Unit and the residue (if any) shall be paid to the person forfeiting the Unit.

         9.8 This Clause shall apply in the case of non-payment of any sum which by the terms of issue of a Unit becomes payable at a fixed time whether on account of the nominal value of the Unit or by way of premium as if the same had been payable by virtue of a call duly made and notified.

10.      Register of Unit Holders

         10.1 The Trustee shall establish and maintain a Register of Unit Holders and shall record in the Register particulars of:

                10.1.1   The name of each Unit Holder;

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                                      -12-

                10.1.2 The address and the telex number (if any) including particulars of any change of address or telex number (if any) of each Unit Holder;

                10.1.3 The number and the distinctive class (if any) and the distinctive numbers (if any) of Units from time to time held by each Unit Holder and the distinctive number of the Certificate for the Units issued to each Unit Holder;

                10.1.4 The number of Units acquired or disposed of by each Unit Holder;

                10.1.5 The date of each acquisition or disposal of Units by each Unit Holder; and

                10.1.6   Such other particulars as the Trustee deems fit.

         10.2 The Register shall be kept at the registered office of the Trustee being a corporation and in any other case at such place or places in Australia as the Trustee shall inform the Unit Holders in writing.

         10.3 The Trustee may at any time and from time to time establish and maintain a separate Register in respect of any State or Territory of the Commonwealth of Australia and designated the Register for the capital city of the State or Territory in respect of which it is established (for example "Canberra Register") and on which there shall be entered the particulars specified in Clause 10.1 in respect of a Unit Holder who requests that a Unit held by such Unit Holder be entered on such separate Register and the Trustee may at the request of a Unit Holder move the name of such Unit Holder and a Unit held by such Unit Holder from one Register to another Register.

11.      Unit Certificates

         11.1 Every person whose name is recorded as a Unit Holder in the Register shall be entitled to receive free of charge one Certificate for the Units held by such Unit Holder.

         11.2 A Certificate shall be conclusive evidence of the right of a Unit Holder to the Unit specified in the Certificate.

         11.3 A Certificate shall be in the form or the effect of the form set out in the Schedule hereto and shall specify:

                11.3.1   The name of the Trust;

                11.3.2   The name and address of the Unit Holder;

                11.3.3   The date of issue of the Certificate;

                11.3.4   The distinctive number of the Certificate; and

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                                      -13-

                11.3.5 The number and the distinctive class (if any) of Units to which the Certificate relates;

                AND shall be executed by the Trustee.

         11.4 The Trustee may issue to a Unit Holder separate Certificates for such number or multiples of Units or distinctive classes of Units as the Trustee deems fit.

         11.5 In respect of a Unit held jointly by several persons the Trustee shall not be bound to issue more than one Certificate and delivery of a Certificate for a Unit to one of several joint holders shall be sufficient delivery to all such joint holders.

         11.6 If the Trustee is satisfied that a Certificate for a Unit has been worn out defaced lost or destroyed and has received from the Holder of the Unit to which the Certificate relates an Indemnity in a form and on and subject to conditions satisfactory to the Trustee the Trustee shall make out and issue to the Holder a duplicate Certificate in substitution thereof.

12.      Variation of Units

         The Trustee may with the consent of the Unit Holders:

         12.1 Divide Units into a greater number of Units or consolidate Units into a lesser number of Units and in each case issue new Certificates therefor.

         12.2 Divide Units into classes with such preferred deferred or other special rights or such restrictions whether in regard to capital income profits or gains or otherwise as the Trustee may deem fit.

         12.3   Vary the class of a Unit to a new class.

         12.4 Vary the rights or restrictions attached to a Unit or class of Units.

         PROVIDED ALWAYS that the Trustee shall have obtained the prior consent of a Unit Holder whose Unit is to be so divided consolidated classified re-classified or varied as the case may be.

13.      Transfer of Units

         13.1   A Holder of a Unit may transfer such Unit:

                13.1.1   To a person who is already a Unit Holder;

                13.1.2   To a specified relative of such Unit Holder;

                13.1.3 To a trustee (whether corporate or otherwise) to be held upon a Family Trust of such Unit Holder;

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                                      -14-

                13.1.4 To a corporation all of the shares in which are beneficially owned by the Unit Holder or specified relatives of such Unit Holder or the trustee of a Family Trust of such Unit Holder or by any one or more of them;

                13.1.5 By operation of law in consequence of the death lunacy incapacity infirmity winding up insolvency or bankruptcy of the Unit Holder;

                13.1.6 In the case of a Unit Holder being a trustee of an inter vivos trust, to a beneficiary under the trust;

                13.1.7 In the case of a Unit Holder being an executor or administrator of a deceased estate, to the person entitled thereto under the Will of the deceased or by operation of the law of intestacy;

                13.1.8 In the case of a Unit Holder being a trustee of any trust, to any new or continuing trustee of such trust;

                13.1.9 In the case of a Unit Holder being a corporation, to a corporation which by virtue of Section 50 of the Corporations Law is deemed to be related to such Unit Holder or to a corporation which has acquired or agreed to acquire the whole or the main part of the undertaking and assets of such Unit Holder in connection with a scheme of amalgamation or reconstruction;

                13.1.10 To any person with the consent of all other Unit Holders first had and obtained; or

                13.1.11  Pursuant to the provisions of Clause 13.2 hereof;

                but not otherwise and any purported transfer otherwise than in accordance with this Clause 13.1 shall be null and void.

         13.2 Save where any of paragraphs 13.1.1 to 13.1.10 (inclusive) apply:

                13.2.1 A Unit Holder desiring to transfer a Unit shall give a Transfer Notice to the Trustee specifying the number of Units such Unit Holder desires to transfer;

                13.2.2 The Trustee shall as soon as practicable after receipt of a Transfer Notice give notice to each Unit Holder specifying:

                         (i) The number of Units the subject of the Transfer Notice ("the available Units");

                         (ii)   The fair value of each of the available Units;
                                and

                         (iii) The entitlement of the Unit Holder to whom the notice is given to purchase available Units;

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                                      -15-

                13.2.3 The number of available Units which each Unit Holder shall be entitled to purchase shall be that proportion of the available Units as the number of Units held by such Unit Holder bears to the total number of issued Units in the Trust (excluding the available Units);

                13.2.4 A Unit Holder desiring to purchase all or part of his entitlement of available Units shall notify the Trustee and upon payment of the fair value thereof to the proposing transferor the said Unit Holder shall be entitled to be recorded as the Holder of the Units acquired by him;

                13.2.5 A Unit Holder who does not desire to purchase the whole or part of his entitlement of available Units shall notify the Trustee in writing which notice shall be deemed to be a Transfer Notice and the Trustee shall proceed to offer those Units to the other Unit Holders in the manner hereinbefore provided;

                13.2.6 Available Units which are not purchased by any Unit Holder shall if the Unit Holders so direct be redeemed by the Trustee by payment out of the Trust Fund to the intending transferor of the fair value thereof;

                13.2.7 If upon the expiration of a period of three calendar months from the giving of the Transfer Notice first mentioned the Trustee has not either redeemed or found a purchaser among the Unit Holders for all the available Units the proposing transferor may within three calendar months thereafter sell and transfer the said available Units (or balance thereof) to any person at the fair value thereof.

         13.3 A transfer of a Unit shall be in a form approved by the Trustee and executed by or on behalf of both the transferor and transferee and deposited with the Trustee accompanied by the Certificate for the Unit to which it relates and such other information as the Trustee may deem fit and thereupon and subject to the provisions of this Indenture the Trustee shall record in the Register the transferee as the Holder of that Unit.

         13.4 A transferor of a Unit shall remain the Holder of the Unit transferred until the transfer and the name and other particulars required by this Indenture of the transferee are recorded in the Register in respect of that Unit and upon such registration all future rights and liabilities accruing to such transferred Unit shall vest in the transferee.

         13.5 Upon registration of a transfer of a Unit the Trustee shall cancel the Certificate in relation to such Unit and issue a new Certificate to the transferee provided that if the whole of the Units of the transferor have not been transferred a new Certificate for the balance of the Units of the transferor shall be issued to the transferor.

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                                      -16-

14.      Transmission of Units

         14.1 A person becoming entitled to a Unit by operation of law in consequence of the death lunacy incapacity infirmity winding up insolvency or bankruptcy of a Unit Holder may upon such evidence being produced as may be required by the Trustee elect either to be registered himself as the Holder of the Unit or to have some person nominated by him registered as the holder thereof.

         14.2 A person becoming entitled to Unit by operation of law as aforesaid shall be entitled to receive and may give a good discharge for all moneys and benefits receivable in respect of that Unit whether or not registered as the Holder of that Unit.

15.      Redemption of Units

         The Trustee may upon the oral or written application of a Unit Holder and with the oral or written consent of the other Unit Holders redeem from the Trust Fund a Unit held by a Unit Holder and pay to that Unit Holder the fair value of such Unit to be redeemed.

16.      Surrender of Units

         A Unit Holder and any person who may by succession become a Unit Holder may with the oral or written consent of the other Unit Holders surrender or renounce a Unit held by him or to which he may by succession become entitled.

17.      Annual Distribution of Income

         17.1   Gross Income

                The Trustee shall collect receive and get in all dividends interest rent and other gross income of the Trust Fund.

         17.2   Source and Character of Income

                The Trustee may make:

                17.2.1 A determination or determinations as to the source or sources of any income of the Trust Fund and to identify particular income as being from a particular source or sources and in exercise of the powers hereinbefore contained to pay apply or appropriate any income so identified to any of the Unit Holders including any one or more of them to the exclusion of the other or others in such proportions and manner as the Trustee in the absolute discretion of the Trustee may deem fit from time to time;

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                                      -17-

                17.2.2 For the purposes of 17.2.1 "income of the Trust Fund" shall include:

                         17.2.2.1 Dividends or receipts in the nature of or deemed to be dividends or dividend income;

                         17.2.2.2  Rent;

                         17.2.2.3  Royalties;

                         17.2.2.4 Capital gains deemed to be income by the operation of the Income Tax Assessment Act 1936;

                         17.2.2.5  Interest;

                         17.2.2.6 Any other class or source of income determined by the Trustee to be a class of income.

         17.3   Net Income

                The Trustee shall pay out of the gross income of the Trust Fund all costs and disbursements commissions fees taxes management charges and other proper outgoings in respect of the gaining or production of the gross income and the administration of the Trust Fund.

         17.4   Distribution

                Subject to such preferred deferred or other special rights or restrictions (if any) attaching to a Unit or class of Units a Unit shall confer on a Unit Holder an absolute and present entitlement to and the right to receive and be paid on the last day of each financial year a share of the net income of that financial year arising from the Trust Fund in accordance with the formula

                                        b
                                        -
                                   a x c = d,

                where -

                "a" is the net income of the Trust Fund of that financial year;

                "b" is the total number of Units held by a Unit Holder on the last day of that financial year;

                "c" is the total number of Units on issue on the last day of that financial year; and

                "d"      is the share of the net income of that Unit Holder.

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                                      -18-

         17.5   Joint Holders

                For the purposes of Clause 17.4 joint holders of a Unit shall be taken to be a single Holder of such Unit.

18.      Interim Distributions of Income

         The Trustee may from time to time with the consent of the Unit Holders make an interim distribution of the whole or any part of the net income of the Trust Fund reasonably anticipated by the Trustee during any financial year to or for the benefit of the Unit Holders or any one or more of them to the exclusion of the others in such shares and proportions and in such manner as the Trustee shall deem fit and in the event of any such interim distribution the appropriate adjustments shall be made to the amounts payable to the Unit Holders under Clause 17 hereof.

19.      Accumulation of Income

         19.1 The Trustee may accumulate the amount (if any) by which the net income of a financial year calculated according to proper trust accounting principles exceeds the net income of that financial year as defined in clause 2.1.8 hereof.

         19.2 The Trustee may with the consent of the Unit Holders accumulate the whole or any portion of the net income arising from the Trust Fund for any period or periods prior to the Vesting Day by investing the same as an accretion to the capital of the Trust Fund.

         PROVIDED HOWEVER that the discretion of the Trustee to accumulate the income gains or profits arising from the Trust Fund shall not in any circumstances extend beyond the maximum period permitted by law therefor and that before the expiry of the said period for accumulation the Trustee may and that upon the expiry of the said period for accumulation the Trustee shall pay apply or set aside the whole of the accumulated income of the Trust Fund as if it were income of the then current financial year.

20.      Infant Unit Holder's Income

         While a Unit Holder is an infant or otherwise under any legal disability the Trustee may on behalf of such Unit Holder until he or she is free of the legal disability invest transpose and re-invest any money or property to which such Unit Holder is entitled and the resulting income gains and profits thereof in any of the investments businesses matters or things authorized by this Indenture as if it were a portion of the Trust Fund.

21.      Separate Trusts

         Any amounts set aside for any Unit Holder pursuant to Clause 17 or Clause 18 hereof and any amounts held under Clause 20 hereof shall not form part of the Trust Fund but shall upon such application be thenceforth held by the Trustee as a separate trust fund UPON TRUST for such Unit Holder absolutely with power to the Trustee pending payment thereof to such Unit Holder to invest apply or deal with such trust fund or any resulting

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                                      -19-

         income gains and profits therefrom or any part thereof in any of the investments businesses matters or things authorized by this Indenture as if it were a portion of the Trust Fund.

22.      Winding Up

         22.1   Vesting Day

                The Trust shall terminate on the Vesting Day and as and from the Vesting Day the Trustee shall hold the Trust Fund UPON TRUST for the Unit Holders absolutely in proportion to the number of Units respectively held by each of them on the Vesting Day any resulting trust to the Founder being hereby negatived.

         22.2   No Dealings with Units

                As and from the Vesting Day no Unit shall be applied for issued divided consolidated varied or transferred.

         22.3   Procedure and Powers

                The Trustee shall as soon as practicable after the Vesting Day give notice of the termination of the Trust to each Unit Holder and shall thereupon or as soon as practicable thereafter subject to such preferred deferred or other special rights or restrictions (if any) attaching to a Unit or class of Units transfer divide and distribute the property money and things comprised in or belonging to the Trust Fund among the Unit Holders in proportion to the number of Units respectively held by each Unit Holding on the Vesting Day PROVIDED THAT:

                22.3.1 The Trustee may with the consent of the Unit Holders transfer assign and convey to a Unit Holder rather than between all Unit Holders any particular item or items of any property or thing comprised in the Trust Fund in specie in satisfaction or part satisfaction of the entitlement of such Unit Holder under this Clause 22;

                22.3.2 The Trustee may retain out of and from the Trust Fund such property and moneys necessary to pay satisfy and discharge all liabilities actual or contingent of the Trustee in its capacity as Trustee for any probate succession estate or other duties fees imposts levies taxes or other debts demands or claims of a like nature or not incurred made or apprehended by the Trustee in the establishing managing administering or winding up of the Trust but no part of the Trust Fund shall be retained under this Clause 22.3.2 longer than the limitation period applicable to debts or claims aforesaid and any part of the Trust Fund retained under this Clause 22.3.2 that is subsequently proved not to be required shall be distributed among the Unit Holders in accordance with this Clause;

                22.3.3 The Trustee may before making a distribution require a Unit Holder to deliver to the Trustee the Certificate relating to the Unit in respect of

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                                      -20-

                         which a distribution is to be made (and the Trustee shall cancel such Certificate) together with such form of receipt and discharge as the Trustee may require.

         22.4   Discharge

                The distribution of the Trust Fund in the manner hereinbefore provided shall in the absence of personal conscious fraudulent bad faith of the Trustee with or without execution of any receipt constitute a full irrevocable and final discharge and release of and to the Trustee in respect to the Trust by the Unit Holders and by each of them jointly and severally.

23.      Early Distribution of Capital

         The Trustee may with the consent of the Unit Holders and before the Vesting Day:

         23.1   Early Vesting Day

                By Deed appoint any earlier date to be the Vesting Day for all or any part of the Trust Fund and the provisions of Clause 22 shall apply mutatis mutandis to same.

         23.2   Appoint Property

                Appoint any property comprised in the Trust Fund and for that purpose divest the Unitholders or some of them of their interest in such property.

         23.3   Advancement

                Pay or apply the whole or any part of the capital or the whole or any part of any income or accrued or accumulated income to which any infant Unit Holder is entitled in such manner as the Trustee deems fit for the benefit of such infant and without limiting the generality thereof for the maintenance education or advancement of such infant.

24.      Benefits Additional to Other Benefits

         Any benefits conferred upon a Unit Holder hereunder shall be in addition to and not in substitution for any other provision which has been or may be made by the Founder for such Unit Holder whether by settlement or Will or otherwise.

25.      Powers of the Trustee

         The Trustee shall have the following powers namely:

         25.1   Investment

                To apply all moneys and property at any time forming part of the Trust Fund in such proportions as the Trustee may deem fit:

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                                      -21-

                25.1.1 In land including all tenements and hereditaments corporeal and incorporeal of every kind and description and every estate and interest in land;

                25.1.2 In personal property including choses in possession choses in action rights or privileges of every kind and description including the assets liabilities and goodwill of any business or undertaking; and/or

                25.1.3   In money including currency of any country;

                anywhere in the world and whether of a hazardous wasting or speculative nature or tangible or intangible present or future expectant or in reversion or contingent including property and things currently owned or held by a Trustee in its personal capacity or as trustee of any other trust fund or by a Unit Holder or the Founder and as if the Trustee were the sole absolute beneficial owner of the Trust Fund.

         25.2   Vary Investments

                To reinvest and transpose in such proportions as the Trustee may from time to time deem fit all moneys or other property in which the Trust Fund may from time to time be invested or applied.

         25.3   Business

                To apply the whole or any part of the Trust Fund in carrying on anywhere in the world for such period or periods and under such name as the Trustee shall deem fit any business scheme undertaking or transaction which the Trustee deems capable of being conveniently or profitably carried on in connection or in conjunction with any business scheme undertaking or transaction for the time being forming part of the Trust Fund or which in the Trustee's opinion is calculated directly or indirectly to enhance the value of or render profitable any business property or rights for the time being comprised in the Trust Fund with power to do all things which may be required and which are incidental to the carrying on of any such business scheme undertaking or transaction.

         25.4   Partnership

                To amalgamate or enter into partnership or into any arrangement for sharing of profits union of interest co-operation joint venture reciprocal concession or otherwise with any person firm or corporation (including a Trustee hereof and a Unit Holder) carrying on or engaged in or about to carry on or engage in any business scheme undertaking or transaction which in the Trustee's opinion is capable of being conducted so as to directly or indirectly benefit the Trust Fund.

         25.5   Deal with Property

                To purchase take on lease tenancy hire or licence subscribe for or otherwise acquire exchange hold use work build construct reconstruct demolish maintain

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                                      -22-

                repair renovate replace alter extend add to develop decorate furnish equip improve manage partition (including pay moneys by way of equality of partition) subdivide transfer convey reconvey assign surrender let lease hire licence take and grant options or rights in pay premiums for deal in divide consolidate sell dispose alienate mortgage charge pledge release discharge turn to account or otherwise deal with any real or personal property or any rights privileges or things wherever situate which may from time to time be comprised in the Trust Fund or in which the Trust Fund or part thereof may or could be invested or applied at such times and upon such terms and conditions as the Trustee shall deem fit.

         25.6   Securities

                To subscribe tender for purchase and otherwise acquire hold vote upon grant options or rights in charge surrender redeem exchange forfeit pay calls on and premiums for and assent to any agreement scheme or arrangement affecting shares stock notes debentures prescribed interests units options bonds or obligations of any corporation trust association concern or government authority or instrumentality at such times and upon such terms and conditions as the Trustee deems fit AND the Trustee may attend any meeting of the said corporation trust association or concern at any time and from time to time and either by proxy representative or attorney or otherwise howsoever and may vote for or against any resolution (or may abstain from voting) as the Trustee in the Trustee's absolute discretion deems fit and notwithstanding that the Trustee or any person claiming by through or under the Trustee either directly or indirectly may have some material personal interest in the subject matter of such resolution PROVIDED THAT:

                25.6.1 The Trustee is hereby expressly excused from attending any and all general and other meetings of any corporation trust association or concern any shares stock notes debentures prescribed interests units options bonds or obligations of which comprise part or all of the Trust Fund and is further excused from the obligation of giving a proxy or proxies to any person or appointing any person the representative of the Trustee for the purposes of allowing or authorising such person to represent the Trustee at any such meeting;

                25.6.2 The Trustee shall be responsible only for so much of the shares stock notes debentures prescribed interests units options bonds or obligations and the dividends income and benefits therefrom as shall be actually transferred or paid to the Trustee;

                25.6.3 The Trustee shall not be obliged to enquire into or investigate the accounts management dealings or control of such corporation trust association or concern.

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                                      -23-

         25.7   Intellectual Property

                To apply for purchase or otherwise acquire any patent right copyright trademark design formula licence concession and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention that seems capable of being used for any of the businesses matters or things the Trustee is authorized to do or the acquisition of which may seem to the Trustee directly or indirectly to benefit the Trust Fund and to use exercise develop and grant licenses in respect of or otherwise turn to account the property rights or information so acquired.

         25.8   Dwelling House

                To acquire any dwelling house or like premises suitable for a private residence and permit a Unit Holder being a natural person to occupy or have custody of or use of such property upon such terms and conditions as to rent (if any) waste and other matters as the Trustee deems fit and without obtaining any valuations or other reports in relation thereto.

         25.9   Custody of Property

                To permit any Unit Holder to occupy or have custody of or use of any real or personal property forming part of the Trust Fund on such terms and conditions as the Trustee deems fit.

         25.10  Bank Accounts

                To solely or jointly with any person open an account or accounts in the name of the Trustee or of the Trust Fund at any bank authorized short term money market dealer building society credit union or other financial corporation trust or institution (herein called "the Institution") chosen by the Trustee and conduct and operate such account as the Trustee deems fit in accordance with the customs usages and practices of the Institution and in particular to:

                25.10.1 Draw make accept endorse or discount cheques drafts bills of exchange promissory notes bills of lading and other financial or negotiable instruments and documents;

                25.10.2 Overdraw any account to any extent permitted by the Institution;

                25.10.3 Authorize the Institution to make any periodical payments to the debit of any account and to debit such account with all charges and other costs connected with such payments;

                25.10.4 Deposit money on interest bearing deposit or deposit account and receive payment of the same and any other moneys at any time from such interest bearing deposit or deposit account and interest thereon;

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                                      -24-

                25.10.5 Give instructions to the Institution regarding the disposal renewal conversion or breaking of the period of any interest bearing deposit or deposit account or as to any other matter relating thereto;

                25.10.6 Have access to demand of and receive from the Institution and give the Institution any instructions regarding any boxes packets deeds Commonwealth Treasury Bonds savings certificates debentures share or stock certificates certificates of deposit or other documents or property of any kind whatsoever at any time held by the Institution on behalf of the Trustee or of the Trust Fund;

                25.10.7 Make arrangements with the Institution regarding the issue of letters of credit (including documentary letters of credit and authorities to negotiate);

                25.10.8 Give assign or execute any guarantees indemnities or other documents for the protection of the Institution in relation to missing documents or in relation to guarantees or undertakings given or to be given by the Institution in favour of or on behalf of the Trustee or of the Trust Fund or in relation to letters of credit (including documentary letters of credit and authorities to negotiate) issued or to be issued by the Institution on behalf of the Trustee or of the Trust Fund or in favour of any employee officer director or agent of the Trustee or of the Trust Fund;

                25.10.9 Pledge hypothecate assign give the Institution security over or make arrangements with the Institution regarding bills of exchange promissory notes drafts bills of lading warehouse certificates insurance policies deeds bonds debentures share or stock certificates certificates of deposit or other documents or property of any kind whatsoever belonging to the Trust Fund and to receive any such documents or property from the Institution.

         25.11  Borrowing

                To solely or jointly with any person borrow or raise money from any person (including a Trustee in its personal capacity and any Unit Holder) whether or not the Trust Fund may already be wholly invested or applied or that the moneys to be borrowed or raised may exceed the sum or value of the Trust Fund upon such terms as to the repayment of moneys so borrowed or raised and payment of interest (if any) and generally as the Trustee shall deem fit and to solely or jointly secure the repayment of moneys so borrowed or raised and payment of interest (if any) thereon by granting a mortgage bill of sale lien pledge or charge (fixed floating legal equitable or otherwise) over all or any part of the assets (both present and future) of the Trust Fund and with or without granting any other form of security acknowledgment or collateral agreement as the Trustee shall deem fit and to apply such moneys borrowed or raised to any or all of the purposes for which the income or capital of the Trust Fund is for the time being applicable

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                                      -25-

                hereunder and to vary purchase redeem or discharge any such mortgage bill of sale lien pledge or charge AND no person lending or advancing money or giving credit or accommodation to the Trustee need be concerned to enquire as to whether the necessity for any borrowing or raising of money has arisen or exists or as to the purpose or purposes for which it is required or as to the application or use of the money borrowed or raised AND IT IS DECLARED that if the Trustee is a company it may grant a charge (fixed floating legal equitable or otherwise) over all or any part of the assets (both present and future) of the company and all or any part of the assets (both present and future) of the Trust Fund held by it as Trustee and grant any other charge or security registrable under the Corporations Law.

         25.12  Guarantees and Indemnities

                To solely or jointly with any other person guarantee indemnify and become liable (whether contingently or otherwise) upon such terms with or without remuneration or security as the Trustee shall deem fit in respect of the performance and discharge of contracts debts obligations and undertakings of all kinds by any person (including a Unit Holder) and to grant a mortgage bill of sale lien pledge or charge (fixed floating legal equitable or otherwise) over all or any part of the assets (both present and future) of the Trust Fund or otherwise grant security in support of any such guarantee or indemnity AND IT IS DECLARED that if the Trustee is a company it may grant a charge (fixed floating legal equitable or otherwise) over all or any part of the assets (both present and future) of the company and all or any part of the assets (both present and future) of the Trust Fund held by it as Trustee and grant any other charge or security registrable under the Corporations Law.

         25.13  Lending

                To solely or jointly with any person lend advance money and give credit to any person (including a Trustee in its personal capacity and any Unit Holder but excluding the Founder) for any purpose and upon such terms and conditions as to repayment of principal and payment of interest (if any) and generally and with or without security guarantee or collateral agreement as the Trustee shall deem fit and without limiting the generality of the foregoing to take or hold mortgages liens and charges to secure payment of the purchase price or any unpaid balance of the purchase price of any part of the Trust Fund of whatsoever kind sold by the Trustee or any money due to the Trustee from purchasers and others.

         25.14  Agents

                To employ appoint or engage or instead of acting personally delegate as the Trustee shall deem fit the performance or exercise of any of its trusts powers authorities and discretions (including the receipt and payment of money) to directors officers or employees of the Trustee managers agents attorneys proxies representatives contractors consultants experts and professional advisers including

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                                      -26-

                solicitors auditors accountants valuers surveyors architects stock brokers banks or other person or persons (including a Unit Holder or Trustee under this Indenture) and to pay them such wages salaries fees commissions and other remuneration and expenses as the Trustee shall deem fit AND all payments made by the Trustee to a Unit Holder in the form of remuneration for services rendered or to be rendered or on account of wages salaries fees commissions and other remuneration or expenses in connection with such services shall not be deemed to be payment to the Unit Holder of or on account of the share of such Unit Holder in the Trust Fund or the income thereof.

         25.15  Attorneys

                To appoint any person or persons to be an Attorney or Attorneys of the Trustee and if more than one either separately or jointly to exercise all or any of the trusts powers authorities or discretions of the Trustee upon such terms and subject to such conditions as the Trustee shall deem fit.

         25.16  Feasibility Studies

                To investigate and carry out feasibility studies of any investment business matter property or thing in which the Trust Fund or any part thereof is or may be invested or applied.

         25.17  Advertising

                To adopt such means of making known and advertising all or any of the services assets products businesses operations and activities of the Trust Fund as the Trustee deems fit.

         25.18  Insurance

                To take up acquire (including purchase by way of sale or accept by way of gift inter vivos or by Will) keep on foot renew amend vary mortgage pledge borrow against exchange forfeit surrender redeem or sell:

                25.18.1 Any endowment or whole of life or other policy of assurance on the health or life of any person or persons and may permit or nominate any person or persons (excluding the Founder) to be the absolute Beneficiary thereof;

                25.18.2 Any policy of insurance of whatever nature against any risk or liability in respect of the property (both present and future) and administration of the Trust Fund;

                upon such terms and conditions the Trustee deems fit AND at or subject to any premium or premiums whether single or payable periodically and with or subject to any options rights benefits conditions or provisions whatsoever and to pay out of the income or capital of the Trust Fund as the Trustee may deem fit all sums

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                                      -27-

                payable from time to time for premiums or otherwise for the effecting or maintenance of any policy (whether owned by the Trustee or otherwise) or for the exercise or enjoyment of any option right or benefit thereunder.

         25.19  Receipts

                To give valid and effectual receipts and discharges for any money or property received by or on behalf of the Trust Fund or otherwise relating to the administration of the Trust.

         25.20  Benefit Employees

                To establish and support and aid in the establishment and support of associations institutions funds trusts and organizations calculated to benefit employees or past employees of the Trustee or the dependents or connection of any such persons and to grant pensions and allowances and to make payments towards superannuation and insurance for such purposes.

         25.21  Business Associations

                To solely or jointly with any person establish promote join or acquire any corporation partnership joint venture association or unit or other trust for any purpose that may seem to the Trustee directly or indirectly calculated to benefit the Trust Fund.

         25.22  Promote New Laws

                To apply for promote and obtain any statute order regulation or other authorization or enactment that the Trustee deems calculated directly or indirectly to benefit the Trust Fund and to oppose any bills proceedings or applications that the Trustee deems calculated directly or indirectly to prejudice the Trust Fund.

         25.23  Agreements

                To make enter into execute and deliver such deeds agreements contracts memoranda instruments notes understandings or undertakings as the Trustee shall deem necessary or expedient to carry out any trust authority power privilege right or discretion herein or by law equity or statute given to the Trustee.

         25.24  Legal Advice

                25.24.1 To appoint any duly qualified legal practitioner or firm of legal practitioners as legal adviser to the Trust Fund;

                25.24.2 To procure take act and rely upon the advice or opinion of a solicitor barrister counsel or attorney at law in relation to the interpretation or effect of this Indenture or any other document instrument or any law as to the administration of the trusts herein PROVIDED THAT nothing in

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                                      -28-

                         this provision shall prohibit or impede the Trustee or a Unit Holder from applying to any court for directions or concerning any matter of and incidental to the Trust Fund; and

                25.24.3 To institute carry on prosecute defend join appeal settle compromise abandon discontinue and enforce judgment of any suits motions actions proceedings or arbitrations which affect or may affect the Trustee as trustee of the Trust or the Trust Fund or any part (present or future) thereof.

         25.25  Deposit Documents

                To deposit as security or for safe custody any document instrument or writing belonging to or relating to the Trust Fund or any part thereof with any person including any bank.

         25.26  Nominees

                To permit any property or thing comprised in the Trust Fund to be held or registered in the name of some other person or of a nominee.

         25.27  Government Concessions

                To tender for and enter into any arrangements with any government or authority supreme municipal local or otherwise that the Trustee may deem conducive to the Trust Fund and to obtain from any such government or authority any rights privileges and concessions that the Trustee deems it desirable to obtain and to carry out exercise and comply with any such arrangements rights privileges and concessions.

         25.28  Licences

                To apply for secure or acquire by grant legislative enactment assignment transfer purchase or otherwise and to exercise carry out and enjoy and to pay for aid in and contribute towards carrying into effect any charter licence power permit approval consent authority franchise concession right or privilege that any Court government authority tribunal or any corporation or other public body is empowered to grant.

         25.29  Additions to the Trust Fund

                To receive money or property by gift inter vivos or by Will or under the provisions of any other trust or trusts or otherwise and either from the Founder or from any other person or persons as additions to the Trust Fund and to hold the same upon the Trusts herein set forth and to administer such additions under the provisions hereof.

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                                      -29-

         25.30  Sinking Fund

                To set aside and accumulate out of the capital or income gains or profits of the Trust Fund such sum or sums of money as the Trustee may deem expedient for depreciation or amortization or to meet any future debt or obligation actual or contingent incurred in relation to the management of the Trust Fund.

         25.31  Valuations

                To estimate and fix the value of any property or thing forming part of the Trust Fund or to employ such persons to make such valuation at such times and in such manner as the Trustee deems fit and any valuations so made shall subject to any express provision herein to the contrary be binding upon all persons interested in or under the Trust Fund.

         25.32  Appropriations

                To appropriate any part or parts of the Trust Fund in the actual condition or state thereof in or towards the satisfaction or part satisfaction of the right of a Unit Holder to any of the income or capital of the Trust Fund as the Trustee deems fit.

         25.33  Characterize Income and Capital

                To determine whether any real or personal property or any increase or decrease in the amount number or value of any property or holdings of property or any receipts or payments from or in connection with any real or personal property shall be treated as and credited or debited to capital or to income and to determine as between separate funds and separate parts or shares the allocation of receipts expenses losses and distributions.

         25.34  Disputes

                To determine all matters as to which any doubt difficulty or question may arise under or in relation to the execution of the trusts powers authorities and discretions of the Trustee and every determination of the Trustee in relation to any of the matters aforesaid whether made upon a question formally or actually raised or implied in any of the acts or proceedings of the Trustee in relation to the Trust Fund shall bind all parties interested therein.

         25.35  Debts

                25.35.1 To pay or allow any debt or claim on any evidence that the Trustee deems sufficient;

                25.35.2 To accept any composition or any security real or personal for any debt or any property claimed;

                25.35.3  To allow any time for payment of any debt;

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                                      -30-

                25.35.4 To compromise compound abandon surrender submit to arbitration or settle any debt account claim or thing whatever relating to the Trust Fund; and

                25.35.5 To waive any right under any term of any agreement contract or deed.

         25.36  Expenses

                To pay out of the Trust Fund:

                25.36.1 In the event of any probate succession estate or other duties fees or taxes becoming payable in any part of the world in respect of the Trust Fund or any part thereof on the death of the Founder or on the death of a Unit Holder being an individual or any other person to pay all or any part of such duties fees and taxes out of the Trust Fund notwithstanding that such duties fees or taxes or some part thereof are not or may not be recoverable from the Trustee or from the Trust Fund by legal process in the place where the same became payable;

                25.36.2 Any stamp gift financial institutions duty income tax or other tax or any other duty fee levy tax or impost of like nature or not and the legal accounting and other professional fees payable in respect of the preparation engrossment and execution of this indenture the establishment of the Trusts herein the payment or transfer of any money rights property or things to the Trustee as an addition to the Trust Fund; and

                25.36.3 All costs charges fees levies rates duties taxes imposts and other expenses of every description of or incidental to the administration or management of the Trust Fund and the exercise or purported or attempted exercise of any trust power authority or discretion herein or by law equity or statute given and any income profits or capital gains tax payable in respect of any income gain or profit of the Trust Fund and which no Unit Holder is liable to pay.

         25.37  Foreign Trustees

                To with the consent of the Unit Holders in any conditions or circumstances which the Trustee deems expedient appoint either in respect of the whole of the Trust Fund or any part thereof a new Trustee in any country in the world and to transfer assign and set over the assets and property for the time being representing the Trust Fund or any part thereof to any such new Trustee upon similar trusts and subject to similar terms and conditions to those declared in this indenture and either subject to the control of the Trustee of this Indenture or to the entire exclusion of such control.

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                                      -31-

         25.38  Sale and Conversion

                To sell call in and convert into money or cause to be sold called in and converted into money the property and things comprised in or belonging to the Trust Fund and in respect of any such property or things which the Trustee shall determine to exercise its power to sell call in and convert into money to postpone such sale calling in and conversion for such time or times as the Trustee deems fit in the interests of the Unit Holders and shall not in the absence of personal conscious fraudulent bad faith of the Trustee be liable to the Unit Holders or any of them for any wasting loss or depreciation attributable to such or any postponement;

26.      Trustee Interested in Dealings

         26.1 A Trustee the partner of a Trustee and any director officer or shareholder of a Trustee being a corporation may be or become a director officer shareholder partner member or participant of or otherwise be directly or indirectly personally interested in any corporation firm trust association business undertaking or thing in which any moneys forming part of the Trust Fund may be or are from time to time invested or applied AND no deed agreement contract memorandum instrument note understanding or undertaking engaged in or entered into by or on behalf of the Trustee or the Trust Fund in which a Trustee the partner of a Trustee or any director officer or shareholder of a Trustee being a corporation is directly or indirectly personally interested shall be avoided or affected thereby NOR shall the Trustee the partner of a Trustee or any director officer or shareholder of a Trustee being a corporation be liable to account to the Trust Fund or to the Unit Holders or any of them for any benefit profit advantage remuneration or reward received by him from or on account of his interest as aforesaid.

         26.2 A Trustee may acquire and dispose property borrow and lend or otherwise deal with itself in its personal capacity or as trustee of any other trust fund in all respects as if there were two separate persons to such dealing.

27.      Powers Independent

         Subject always to any express provision to the contrary herein contained or unless the context so requires each power authority and discretion herein conferred on the Trustee shall not be limited or read down by reference to any other power authority or discretion and each such power authority or discretion may be exercised as the Trustee deems fit in the absolute and uncontrolled discretion of the Trustee as if the Trustee was the sole absolute beneficial owner of the Trust Fund and the Trustee shall have such power to do all things incidental to the effective exercise of any such power authority or discretion conferred on the Trustee AND in addition the Trustee shall have all powers authorities and discretions conferred on trustees by law equity or statute.

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                                      -32-

28.      Exercise of Powers

         The exercise of any trust authority power or discretion vested granted conferred or imposed by this Indenture law equity or statute in or upon the Trustee or the making of any decision or determination by the
         Trustee:

         28.1 Where the Trustee is a corporation may be exercised or made by a resolution of its Board of Directors for the time being in the manner provided in the Memorandum and Articles of Association of such corporation for the exercise of the powers of the Board of Directors.

         28.2 Where there are two or more Trustees may be exercised by a determination in writing signed or executed by a majority of the Trustees or by a resolution passed by majority at a meeting of the Trustees.

         28.3 Whether or not the Trustee is a corporation shall be sufficiently evidenced if noted in minutes kept by the Trustee of its proceedings as Trustee and signed as a true record by the Trustee or a Director of the Trustee AND the Board of Directors of a Trustee being a corporation may resolve that the minute book of meetings of the Board of Directors of that corporation shall unless otherwise specified constitute the Trustee's minute book or may otherwise arrange for the recording of the business of the corporation in its capacity as Trustee as the Board of Directors deems fit.

         28.4 If not expressed to be revocable shall be irrevocable and binding upon the Trustee and the Unit Holders.

         AND the Trustee and any director officer or shareholder of a Trustee being a corporation may exercise or concur in exercising any of the trusts authorities powers and discretions of the Trustee notwithstanding that he or any one or more of the Unit Holders may be either directly or indirectly personally interested in the mode or result of an exercise of any such trust authority power or discretion.

29.      Validity of Dealings and Securities

         No person dealing with the Trustee need be concerned to enquire as to the adequacy of the powers of the Trustee in relation to such dealing or as to the proper exercise by the Trustee of any of the trusts powers authorities and discretions vested in the Trustee by this Indenture or by law equity or statute or as to the propriety or regularity of any transaction affecting the Trust Fund or any of the assets thereof or to see to the application of any money or other property paid or transferred to the Trustee or to any person at the Trustee's direction and in the absence of fraud on the part of any such person dealing with the Trustee such dealing shall be deemed so far as the safety and protection of such person is concerned to be within the powers of the Trustee and to be valid and effectual accordingly and the receipt of the Trustee or the receipt of any person paid or receiving a transfer as aforesaid at the direction of the Trustee shall effectually discharge any such person dealing with the Trustee from all liability in respect thereof and in particular and without limiting the generality of the foregoing no mortgage pledge

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                                      -33-

         charge or other security given or created by the Trustee to or in favour of any person over or in respect of the Trust Fund or any part thereof shall be invalid by reason of any error or omission whether of law or fact on the part of the Trustee or its legal or other advisers or by reason of any breach of duty or trust whatsoever unless it shall be proved to have been committed made or omitted in personal conscious fraudulent bad faith by the Trustee and all persons claiming any beneficial interest in over or to the Trust Fund shall be deemed to have had notice of the provisions of this Clause.

30.      Accounting Records

         The Trustee shall:

         30.1 Keep such full and complete accounting records as correctly record and explain the transactions of the Trustee as Trustee and the financial position of the Trust Fund.

         30.2 Retain the accounting records for a period of not less than seven calendar years after the completion of the transactions to which they relate and shall keep the accounting records at such place or places as the Trustee deems fit.

         30.3 Not more than five calendar months after the end of each financial year cause to be made out and be furnished to every Unit Holder:

                30.3.1 A profit and loss account for such financial year being a profit and loss account that gives a true and fair view of the profit or loss of the Trust Fund for such financial year;

                30.3.2 A balance sheet as at the end of such financial year being a balance sheet that gives a true and fair view of the state of affairs of the Trust Fund as at the end of such financial year; and

                30.3.3 Particulars of assets held as at the end of such financial year.

         30.4 The accounting records of the Trust Fund shall be kept and the profit and loss account and balance sheet shall be made out in accordance with generally accepted accounting principles consistently applied.

31.      Auditor

         With the Unit Holders consent:

         31.1 The Trustee may within one calendar month after the execution of this Indenture appoint a properly qualified person or firm as Auditor of the Trust Fund;

         31.2 The Trustee may after giving one calendar month's notice in writing to the Unit Holders from time to time remove from office or accept the resignation from office of the Auditor of the Trust Fund for the time being; and

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                                      -34-

         31.3 The Trustee shall forthwith upon the removal or retirement of an Auditor of the Trust Fund appoint a properly qualified person or firm as Auditor of the Trust Fund.

32.      Trustee's Remuneration

         A Trustee hereunder may from time to time charge and retain out of the income of the Trust Fund such Trustee's commission as shall be agreed between the Trustee and the Unit Holders and if there is more than one Trustee such commission shall be divided between the Trustees as they determine AND IN ADDITION any Trustee or any firm of which a Trustee is a member and any director officer or shareholder of a Trustee being a corporation being an accountant solicitor or other person engaged in any profession trade or calling shall be entitled to make and be paid from time to time all usual and proper charges for both professional and other services in the administration of the Trust Fund done by the Trustee a firm of which the Trustee is a member or any director officer or shareholder of the Trustee being a corporation including any services which a Trustee not being in any profession trade or calling could have done personally.

33.      Indemnity

         The Trustee shall be indemnified and be entitled to be reimbursed out of the Trust Fund against debts fees costs taxes disbursements duties expenses liabilities and obligations incurred or paid by the Trustee in its capacity as Trustee in the execution or purported or attempted execution or failure or neglect to execute the Trustee's trusts powers authorities and discretions by this Indenture law equity or statute vested in or upon the Trustee including without limiting the generality of the foregoing debts fees costs taxes disbursements duties expenses liabilities and obligations incurred or paid or undertaken by the Trustee in carrying on a business or undertaking by this Indenture or otherwise by law equity or statute authorized PROVIDED THAT:

         33.1 Neither the Founder nor any Unit Holder (as such) shall be liable personally to indemnify contribute to or reimburse the Trustee or any creditor of the Trustee or other person claiming against or through the Trustee notwithstanding any rule of law or equity to the contrary.

         33.2 The liability of the Unit Holders is limited to the amount (if any) unpaid on the units respectively held by them.

34.      Trustee Not Liable For Loss

         A Trustee and any director officer or servant of a Trustee being a corporation shall not be liable to compensate the Trust Fund or any Unit Holders (as such) for any loss or damage incurred in the execution or exercise purported or attempted execution or exercise or failure or neglect to execute or exercise any of the trusts authorities powers or discretions by this Indenture or by law equity or statute vested in or upon the Trustee unless it shall be proved to have been committed or omitted in personal conscious fraudulent bad faith by the Trustee charged to be so liable AND a Trustee shall not be bound to take proceedings against any former Trustee or any Co-Trustee for any breach or alleged

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                                      -35-

         breach of trust committed by such former Trustee or any Co-Trustee AND all persons at any time claiming any beneficial interest in over or upon the Trust Fund shall be deemed to take with notice of and subject to the protection hereby conferred on a Trustee.

35.      No Agency

         This Indenture shall not operate or have effect to constitute the relationship of principal and agent or of partners between the Trustee and any Unit Holder (as such) or between the Unit Holders inter se and all income payable in accordance with the provisions hereof to Unit Holders shall be payable to them separately and income received by the Trustee shall not be received or be construed as received by or on behalf of the Unit Holders jointly.

36.      Appointment and Removal of Trustees

         36.1 The Unit Holders may at any time or times by Deed appoint a new or additional Trustee or Trustees or remove any Trustee or Trustees for the time being PROVIDED THAT the new or additional Trustee or Trustees shall by the same or other Deed undertake to be bound by and perform the obligations of a Trustee under this Indenture and accept liability for the proper obligations of any outgoing Trustee in its capacity as such AND PROVIDED ALWAYS that the Founder shall not at any time be eligible for appointment as a Trustee hereof.

         36.2 The Trustee declares that it shall act continuously as Trustee of the Trust until the Trust is determined as herein provided or the Trustee has retired or been removed from office as herein provided.

         36.3   A Trustee shall vacate the office of Trustee:

                36.3.1 Upon removal by the Unit Holders as hereinbefore provided;

                36.3.2 Upon giving one calendar month's notice in writing to the Unit Holders of the intention of the Trustee to retire, forthwith upon the expiration of the said notice period; or

                36.3.3 If the Trustee being an individual becomes bankrupt or being a corporation enters into liquidation whether voluntary or otherwise (except for the purpose of amalgamation or reconstruction) or if a Receiver or Receiver and Manager shall be appointed of the undertaking of the Trustee;

                whereupon the Unit Holders shall if necessary appoint a new Trustee in lieu of the outgoing Trustee.

         36.4 An outgoing Trustee shall forthwith deliver such books documents records moneys and property and execute all such transfers instruments documents and authorities and do all such other acts and things necessary or expedient for vesting the Trust Fund in the new or continuing Trustee or Trustees.

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                                      -36-

         36.5 The costs charges and expenses including stamp duty (if any) of and incidental to the retirement removal and appointment of Trustees shall be borne by the Trust Fund.

37.      Consent and Direction of Unit Holders

         Wherever herein a trust power authority or discretion of the Trustee is expressed to be subject to the consent or direction of the Unit Holders then such consent or direction shall be conclusively deemed to have been given or made on production of:

         37.1 A minute signed by the Chairman of a meeting of Unit Holders stating that at a duly convened meeting of Unit Holders a resolution was duly passed in favour of such consent or direction by a majority of Unit Holders alone or together holding not less than seventy five per centum of the votes of those Unit Holders present at the meeting and voting; or

         37.2 A document containing a statement that the Unit Holders consent or direct in terms set out in the document executed by those Unit Holders who alone or together hold not less than seventy five per centum in value of the Units, and for the purposes of this sub-clause two or more separate documents containing statements in similar terms shall together be deemed to constitute one document containing a statement in those terms.

         AND save where herein a trust power authority or discretion of the Trustee is expressed to be subject to the consent or direction of the Unit Holders neither the Unit Holders or any of them shall have any power or right to direct or interfere with the performance exercise or non-performance or non-exercise by the Trustee of any trusts powers authorities and discretions herein or by law equity or statute vested in or upon the Trustee.

38.      Meetings of Unit Holders

         38.1 The Trustee may at any time and shall on receipt of a requisition in writing signed by a Unit Holder or Unit Holders holding not less than ten per centum in value of the Units call a meeting of the Unit Holders.

         38.2 If the Trustee shall not within twenty one days from receipt of a requisition of Unit Holders duly proceed to convene a meeting the requisitionists or a majority of them in value may themselves convene the meeting but any meeting so convened shall not be held after three calendar months from the date of such receipt by the Trustee and a meeting convened under this sub-clause by the requisitionists shall be convened in the same manner as nearly as practicable as that in which meetings are to be convened by the Trustee.

         38.3 Unless the Unit Holders otherwise consent or otherwise direct a meeting of the Unit Holders shall be called by the Trustee at least once in every calendar year and not more than eighteen calendar months after the previous meeting of Unit Holders.

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                                      -37-

         38.4 A meeting of the unit Holders shall be called by the Trustee giving not less than twenty one days' notice to all the Unit Holders and the Auditor (if any) for the time being of the Trust Fund specifying the date time and place of and general nature of the business to be transacted at the proposed meeting PROVIDED THAT a matter requiring the consent of the Unit Holders or concerning which it is proposed the Unit Holders should direct the Trustee shall be specified in the notice convening the meeting at which it is proposed the consent or direction shall be given or made.

         38.5 Notwithstanding Clause 38.4 if it is so agreed by a Unit Holder or Unit Holders holding not less than ninety-five per centum in value of the Units a meeting of the Unit Holders may be called and held of which less than twenty one days' notice has been given.

         38.6 The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any person entitled to receive a notice of such meeting shall not invalidate the proceedings at and of such meeting.

         38.7 Unit Holders present in person or by Proxy or Attorney or Representative and holding not less than twenty per centum in value of all the Units at the date of such meeting shall be a quorum for a meeting of Unit Holders and no business shall be transacted at any meeting of Unit Holders unless the requisite quorum is present at the commencement of the meeting and if within fifteen minutes from the time appointed for the meeting a quorum is not present the meeting if convened upon the requisition of Unit Holders shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place.

         38.8 The Trustee or the Trustee's nominee shall be entitled to take the chair at any meeting of Unit Holders.

         38.9 The Chairman may with the consent of a meeting at which a quorum is present and shall if so directed by the meeting adjourn the meeting from time to time and from place to place.

         38.10 No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

         38.11 If any meeting of Unit Holders except a meeting adjourned for want of a quorum shall be adjourned for more than seven days then notice of such adjournment shall be given to all the unit Holders in the same manner as notice was given of the original meeting.

         38.12 Subject to such special rights or restrictions (if any) attaching to a Unit or class of Units on a show of hands each Unit Holder present in person or being a corporation by a duly authorized Representative shall each have one vote and on a poll each Unit Holder present in person or by Proxy Attorney Representative Committee Curator or Manager shall have one vote for each Unit he holds.

         38.13 In the case of joint holders of a Unit the vote of the joint holder first named in the Register shall be accepted to the exclusion of the votes of the other joint holders.

         38.14 A Unit Holder may be represented at a meeting of the Unit Holders by a Proxy Attorney Representative Committee Curator or Manager PROVIDED THAT:

                38.14.1 A person appointed as a Proxy Attorney or Representative Committee Curator or Manager need not be a Unit Holder;

                38.14.2 An instrument appointing a Proxy or a Representative shall be in writing executed by the Unit Holder;

                38.14.3 An instrument appointing a Proxy or a Representative may specify the manner in which the Proxy or the Representative is to vote in respect of a particular resolution and where the instrument so provides the Proxy or the Representative is not entitled to vote on the resolution except as specified in the instrument PROVIDED ALWAYS an instrument appointing a Proxy or a Representative shall empower a Proxy or Representative to vote in such manner that the Proxy or Representative deems fit unless otherwise specified;

                38.14.4 An instrument appointing a Proxy or a Representative shall be deemed to confer authority to speak and to demand or join in demanding a poll;

                38.14.5 An instrument appointing a Proxy shall be in the following form or in a form that is as similar to the following as the circumstances admit:

                                             [Name of Trust]

                         I                        of
                                    being a Unit Holder of the above named Trust
                         hereby appoint                          of
                                  or, in his absence
                         of as my Proxy to vote for me on my behalf at the meeting of the Unit Holders to be held on the
                         day of             19    and at any adjournment of that
                         meeting.

                         My Proxy is to vote in favour of/against the resolution that:

                         Signed this               day of                  19  .

                38.14.6 An instrument appointing a Proxy shall not be treated as valid unless the instrument and the power of attorney or other authority (if any) under which the instrument is signed or a certified copy of that power or authority is or are deposited with the Trustee before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

                38.14.7 A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal the revocation of the instrument (or of the authority under which the instrument was executed) or of the power or the transfer of the Unit in respect of which the instrument or power is given if no notice in writing of the death unsoundness of mind revocation or transfer has been received by the Trustee before the commencement of the meeting or the adjourned meeting at which the instrument is used or the power is exercised;

                38.14.8 If a Unit Holder is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health age or infirmity or prisoners then his Committee Manager or Curator or such other person as properly has the management of his estate may exercise any rights of the Unit Holder in relation to a meeting as if the Committee Manager or Curator or other person were the Unit Holder personally present at the meeting PROVIDED THAT before the time of holding the meeting or adjourned meeting at which he proposes to vote the Committee Manager Curator or other person as aforesaid shall have satisfied the Trustee of his right to represent the Unit Holder and vote in his stead.

         38.15 At a meeting of the Unit Holders a motion put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by:

                38.15.1  The Chairman; or

                38.15.2 A Unit Holder or Unit Holders present in person or by proxy attorney or other duly authorized representative and representing not less than ten per centum in value of the Units.

         38.16 Unless a poll is demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minutes of the proceedings is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

         38.17  The demand for a poll may be withdrawn.

         38.18 If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

         38.19 An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered and any such objection shall be referred to the Chairman of the meeting whose decision is final and a vote not disallowed pursuant to such an objection is valid for all purposes.

         38.20 In case of an equality of votes whether on a show hands or on a poll the Chairman shall not have a casting vote and the motion put to the vote shall fail.

         38.21 The Chairman shall cause minutes of all resolutions passed and proceedings had at every meeting of Unit Holders to be made in writing and any such minute as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had or by the Chairman of the next succeeding meeting (if any) of the Unit Holders shall be prima facie evidence of the matters therein stated and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings had to have been duly passed and had.

         38.22 A resolution passed at a meeting of the Unit Holders duly convened and held in accordance with this Indenture shall be binding upon all the Unit Holders whether present or not present at such meeting and each of the Unit Holders and the Trustee shall be bound to give effect thereto accordingly.

         38.23 Notwithstanding any other provision herein contained if a document containing a statement that the Unit Holders are in favour of a resolution in terms set out in the document is executed by or on behalf of each and every Unit Holder a resolution in those terms shall be deemed to have been passed at a meeting of the Unit Holders held on the day and at the time at which the document was last executed by or on behalf of a Unit Holder and for the purposes of this sub-clause two or more separate documents containing statements in similar terms each of which is executed by or on behalf of one or more Unit Holders shall together be deemed to constitute one document containing a statement in those terms.

39.      Notices

         39.1 A notice required to be given under this Indenture by the Trustee to a Unit Holder or by a Unit Holder to the Trustee or to another Unit Holder shall be in writing and may be delivered or sent by registered or certified post or by telex:

                39.1.1 To the Trustee at the address or the telex number (if any) appearing in the Register;

                39.1.2 To a Unit Holder at the address or the telex number (if any) appearing in the Register;

                as the case may be.

         39.2 The Trustee may by notice given to the Unit Holders and each Unit Holder may by notice given to the Trustee from time to time change its registered address or telex number for notices.

         39.3 A notice may be given by the Trustee or by another Unit Holder to the joint holders of a Unit by giving the notice to the joint holder first named in the Register in respect of the Unit and a notice so given shall be sufficient notice to all joint holders of such Unit.

         39.4   A notice shall be deemed to have been served:

                39.4.1 Where delivered when left at the registered address for notices of the recipient;

                39.4.2 Where posted when the envelope or letter containing a notice would have been delivered to the registered address for notices of the addressee in the ordinary course of post;

                39.4.3 Where sent by telex when the sender receives the answerback code of the recipient on completion of transmission of the telex;

                AND a certificate by the Trustee that a notice was delivered by leaving the same at the registered address for notices of the Unit Holder or that the envelope or letter containing a notice was properly addressed and lodged with the Post Office or put in such other public postal receptacle shall be conclusive evidence thereof.

         39.5 Every person who by operation of law transfer or other means whatsoever shall become entitled to any Unit shall be bound by every notice in respect of such Unit which previously to his name and address being entered on the Register shall have been duly given to the person from whom he derived his title to such Unit.

         39.6 Where a given number of days' notice or notice extending over any other period is required to be given the day of service shall unless it is otherwise provided be counted in such manner of days or other period.

40.      Access to Trust Papers

         The Trustee shall make the accounting records and other records documents and papers of the Trust Fund including without limiting the generality of the foregoing the Register and this Indenture available for inspection and copying by a Unit Holder without charge.

41.      Unit Holders of Minority Age

         Minors shall be eligible to apply for hold transfer and exercise all rights attaching to Units and the Trustee shall be entitled to accept an application or transfer signed and the exercise of any rights by the parent or guardian for the time being of a minor in the same manner as if such application transfer or exercise had been signed or made by a Unit Holder who is an adult and in particular but without limiting the effect thereof the receipt of the parent or guardian of a minor for moneys or other property whether on account of capital or income shall be a sufficient discharge to the Trustee to the extent thereof.

42.      Failure of Trust

         In the event of the failure of the Trust Fund in whole or in part and whether of the capital or income to vest absolutely under the provisions of this Indenture the Trustee shall hold the same and the future income thereof or so much of the same as shall have not been absolutely vested applied or distributed under the provisions herein contained or under any statutory power UPON TRUST for the persons for the time being referred to in the Register as Unit Holders hereof and if more than one then in equal shares any resulting trust to the Founder being hereby negatived.

43.      Exclusion of Founder

         Notwithstanding anything herein expressed or implied the Trust Fund shall henceforth be possessed and enjoyed to the entire exclusion of the Founder and in particular but without limiting the generality of the foregoing no part of the capital or income of the Trust Fund shall be paid lent to or applied for the benefit either directly or indirectly of the Founder in any manner or in any circumstances whatsoever AND no trust authority power or discretion hereby or by law equity or statute conferred in or upon the Trustee shall be capable of being exercised in such manner that the Founder will or may become entitled either directly or indirectly to any benefit in any manner or in any circumstances whatsoever.

44.      Variation of Trust Indenture

         The Trustee may at any time or times before the Vesting Day by Deed revoke alter add to or vary the provisions of this Indenture and by the same or any other Deed or Deeds declare any new or other trusts powers authorities or discretions concerning the Trust Fund or any part or parts thereof PROVIDED ALWAYS:

         44.1 The Unit Holders shall first consent to any such revocation alteration addition or variation.

         44.2 The law against perpetuities and the law against accumulations is not thereby infringed.

         44.3   No benefit shall or may result to the Founder.

         44.4 The beneficial entitlement to any amount paid or set aside for a Unit Holder prior to the revocation alteration addition or variation shall not be affected.

45.      Proper Law

         This Indenture shall be governed by the laws of or applicable in the State of South Australia and the rights of the Founder the Trustee and the Unit Holders and each of them and the construction and effect of each and every provision hereof and thereof shall be subject to the jurisdiction of and construed only according to the laws of or applicable in the State of South Australia which shall be the forum for the administration hereof notwithstanding that one or more of the Founder the Trustee or Unit Holders hereof may from time to time be resident or domiciled or incorporated elsewhere than in the State of South Australia and each and all of the Founder the Trustee and the Unit Holders irrevocably submit to the jurisdiction of the relevant court of the State of South Australia in respect of all disputes which may arise in respect of this Indenture and the Trusts hereby created.

46.      Parties

         Every person who is or becomes a Unit Holder shall be deemed to have agreed to become a party to this Indenture and shall be entitled to the benefit of and shall be bound by the provisions of this Indenture.

IN WITNESS whereof the parties hereto have hereunto set their hands and seals respectively the day month and year hereinbefore first mentioned.

SIGNED SEALED AND DELIVERED         )
---------------------------         )
by the said                         )
BRUCE GEORGE WALES                  )        /s/    BRUCE GEORGE WALES
------------------                  )         ---------------------------------
in the presence of:                 )               BRUCE GEORGE WALES


/s/                                                                      Founder
-------------------------------------


THE COMMON SEAL of                  )
------------------                  )
LLOYD HELICOPTERS                   )
-----------------                   )
INTERNATIONAL PTY. LTD.             )
-----------------------             )
was hereunto affixed in the         )
presence of:                        )


                                                LLOYD HELICOPTERS PTY. LTD.
/s/                                             A.C.H. 008 284 982
-------------------------------------           COMMON SEAL
                             Director


/s/                                                                     Trustee
-------------------------------------
                            Secretary

                                    SCHEDULE
                                    --------

                                UNIT CERTIFICATE
                                ----------------

                        THE AUSTRALIAN HELICOPTERS TRUST
                        --------------------------------

THIS IS TO CERTIFY that (Name) of (Address) (Occupation) is the registered holder of the Units shown in the following Schedule subject to and with the benefit of the terms and conditions of the Trust Indenture described hereunder.

                                    SCHEDULE
                                    --------

-----------------------------------------------------------------
      DATE
      ----
       OF      CERTIFICATE      NUMBER OF UNITS
       --      -----------      ---------------
      ISSUE        NO.        WORDS       FIGURES    CLASS
      -----        ---        -----       -------    -----
-----------------------------------------------------------------


-----------------------------------------------------------------

This Certificate is issued by LLOYD HELICOPTERS INTERNATIONAL PTY. LTD. A.C.N.
008 204 982 pursuant to the Indenture dated the           day of
19     and made between BRUCE GEORGE WALES of Martins Road Oakbank in the State
of South Australia 5243 Chartered Accountant as Founder and LLOYD HELICOPTERS INTERNATIONAL PTY. LTD. of 45 Greenhill Road Wayville in the said State 5034 as Trustee establishing the abovementioned Trust.

THE COMMON SEAL of                  )
------------------                  )           LLOYD HELICOPTERS PTY. LTD.
LLOYD HELICOPTERS                   )           A.C.H. 008 284 982
-----------------                   )           COMMON SEAL
INTERNATIONAL PTY. LTD.             )
-----------------------             )
was hereunto affixed in the         )
presence of:                        )


/s/
-------------------------------------
                             Director


/s/
-------------------------------------
                            Secretary

This Certificate must be delivered to the Trustee on application to transfer or redeem any of the Units comprised herein.